Independent auditors' report

The board and shareholders
Strategist Growth Fund, Inc.:


We have audited the accompanying statements of assets and liabilities of Strategist Growth Fund, Strategist Growth
Trends Fund and Strategist Special Growth Fund (series within Strategist Growth Fund, Inc.) as of July 31, 1998, and the related statements of operations for the year then ended and the statements of changes in net assets for each of the years in the two-year period ended July
31, 1998, and the financial highlights for the two-year period ended July 31, 1998 and for the period from May
13, 1996, (commencement of operations), to July 31, 1996 of Strategist Growth Fund and Strategist Growth Trends
Fund; and the related statement of operations for the year then ended and the statements of changes in net assets and the financial highlights for the year ended
July 31, 1998, and the period from August 19, 1996,
(commencement of operations), to July 31, 1997 of Strategist Special Growth Fund. These financial statements and financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategist Growth Fund, Strategist
Growth Trends Fund and Strategist Special Growth Fund at
July 31, 1998, and the results of their operations, the changes in their net assets and the financial highlights for the periods stated in the first paragraph above, in conformity with generally accepted accounting principles.


KPMG Peat Marwick LLP
Minneapolis, Minnesota
September 4, 1998